Exhibit 10.5


                             PARTICIPATION AGREEMENT

    THIS PARTICIPATION AGREEMENT (the "Agreement") Is hereby made as of the 25th day of May 1999 by and between First Chesapeake Acquisition Corporation (the "Mortgage Originator"), with all address of 8551 W. Sunrise Blvd, Ste,# 106. Plantation. FL 33322 . and STERLING BANK ANDTRUST, FSB (the "Participant"), with all address of One Towne Square, l7th Floor, Southfield, Michigan 48076.

                                   WITNESSETH

    The Mortgage Originator is the holder from time to time of various mortgage loans (the "Mortgage Loans) evidenced by notes and Secured by first mortgages and/or deeds of trust (referred to collectively herein as "mortgages") on improved one- to four-family residential real properties. The Mortgage Loans will be eligible for purchase in the secondary market by FNMA or FHLMC or other investors, or are eligible to serve as collateral for mortgage-backed securities issued by GNMA. The Mortgage Originator desires to sell a senior participation interest (each a "Participation") in each of the Mortgage Loans from time to time to the Participant, and the Participant is willing to purchase such Participations under the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed:

    1. Purchase of Participations. The Participant agrees to purchase from time to time from the Mortgage Originator, but only in accordance with the terms and conditions hereof, one or more loan participation certificates (the "Participation Certificates"), substantially in the form of Exhibit A hereto, each of which represents the Participant's Participation in a Mortgage originated by the Mortgage Originator. The principal balance of each Participation (the "Participation Principal Balance") shall be set out in the related Participation Certificate and shall decrease as any portion of the principal collections with respect to the Mortgage Loans are paid to the Participant. The principal terms relating to the purchase of each Participation, Including but not limited to the maximum participation percentage, the purchase price and the interest rate of the Participation Principal Balance may be set out in the terms addendum attached hereto as Exhibit B, as the same may be amended from time to time (the "Terms Addendum"). Each Participation shall bear interest of the related Participation Principal Balance at the rate specified as the "Interest Rate" of the Terms Addendum; provided, however, that 1from the date of which any Event Of Default (defined below) shall be deemed to have occurred until the earlier of (i) the date of which the default is, in Participant's sole discretion, waived in writing or (ii) the date on which the Participation is paid in full, the Participation shall bear interest at the Default Rate set forth on the Terms Addendum. The aggregate outstanding principal balance of all Participations on any day shall not exceed the amount specified as the "Maximum Participation Amount" on the Terms Addendum.

    2. Mechanics of Purchase and Repurchase. The Mortgage Loan subject to a Participation shall be listed on Schedule I to the related Participation Certificate (the "Mortgage Loan Schedule"). The Mortgage Originator shall be responsible for delivering a Mortgage Loan Schedule.

            (a) From time to time prior to the termination of this Agreement, the Mortgage Originator may request that the Participant purchase a Participation. If no Event of Default exists or no event that with the passage of time would become all Event of Default, the Participant, in its sole discretion, may accept the Participation for purchase and the Participant shall pay the Mortgage Originator or, on behalf of the Mortgage Originator, a settlement agent, in the Participant's sole discretion, an amount equal to the purchase price.

            (b) The Mortgage Originator shall deliver the Participation Certificate simultaneously with the documents referenced in Section 10 and if Participant accepts the same, Participant shall make the payment referenced in Section 2(a) above. The Participation Certificate and the documents referenced in Section 10 shall be forwarded to Participant, or they may, in the sole discretion of the Participant, be delivered to a settlement agent approved by Participant. The Mortgage Originator shall submit the names of settlement agents for approval by Participant, accompanied by such information regarding the settlement agents as Participant shall require. Each such settlement agent shall execute all escrow instruction letter with Participant on terms satisfactory to Participant.

            (c) If the Mortgager Originator delivers to the Participant the Participation Certificate and other documents referenced in Section 10 at the time Participant makes the payment referenced in Section 2(a) above, then the purchase is referred to in this Agreement (and in exhibits hereto and other documentation relating to the Purchase and sale of Participations by Participant and Mortgage Originator) as a "Dry Funding." If the Mortgager Originator delivers to the settlement agent pursuant to Section 2(b) above the Participation Certificate and other documents referenced in Section 10 at the time Participant makes the payment referenced in Section 2(a) above, then the purchase Is referred to in this Agreement (and in exhibits hereto and other documentation relating to the purchase and sale of Participations by Participant and Mortgage Originator) as a "Wet Funding."

            (d) From time to time prior to the termination of this Agreement, the Mortgage Originator may request to repurchase a Participation by (i) delivering a written request to the Participant, substantially in the form attached as Exhibit C, and (ii) tendering to the Participant the related "Repurchase Amount" for each such Participation. The request for repurchase shall specify that the Participation is being repurchased for one of the following reasons: (A) the Mortgage Loan has been paid in full; (B) the Mortgage Loan is being sold Pursuant to a Takeout Commitment; (C) the Participation has been Outstanding for more than ninety (90) days; (D) a representation or warranty contained or provided for in Section 8 or 9 of this Agreement has been breached; (E) the Mortgage Loan has become more than thirty (30) days delinquent; or (F) foreclosure proceedings are being started with respect to the Mortgage Loan. If the Participant permits Such repurchase, which it may (to III its sole discretion, upon receipt of the Repurchase Amount, the Participant shall return to the Mortgage Originator (or such other party as the Mortgage Originator may direct) the related note, mortgage and assignment of mortgage, to the extent such documents were delivered to the Participant and have not previously been redelivered to the Mortgage Originator.

             (e) For purposes hereof, the "Repurchase Amount" means the amount set forth in Section 13(c).

    3. Restrictions on Transfer by Mortgage Originator. The Mortgage Originator shall not sell, transfer or assign its retained interest in the Mortgage Loans without the prior written consent of the Participant.

    4. Required Repurchase. The Participant, in its sole discretion, may require the Mortgage Originator to repurchase a Participation, in accordance with Section 2(d) above, (i) if any Mortgage Loan underlying a Participation becomes more than thirty (30) days delinquent, (ii) if ally representation or warranty pertaining to a Mortgage Loan is Untrue, (iii) if any legal action is initiated or threatened which, if successful, would in any way impair the value Of Participant's interest in the Participation, as determined by the Participant in its sole judgment, or (iv) if a Participation has been outstanding for a period of more than ninety (90) days. In the event that Participant requires Mortgage Originator to repurchase a Participation, the Repurchase Amount Must be received by Participant within ten (10) days after Participant sends notice to Mortgage Originator.

    5. Applications of Unscheduled Payments and Takeout Proceeds. If a Mortgage Loan is foreclosed upon or is otherwise liquidated or if the Mortgage Loan is to be sold to a takeout investor, the related Participation shall be repaid in full, together with any accrued interest thereon, from the proceeds of such liquidation, foreclosure or takeout sale prior to the payment of any amount to the Mortgage Originator with respect to such Mortgage Loan.

    6. Servicing. In consideration of the Participant's agreement to purchase Participations from the Mortgage Originator, the Mortgage Originator hereby agrees to act as the servicer of the Mortgage Loans subject to each Participation. So long as any indebtedness remains outstanding on any of the Mortgage Loans, the Mortgage Originator shall service such Mortgage Loans until all payments due with respect to the related Participation are paid in full, and to that end will, by way of illustration only and without limitation:

            (a) Proceed with reasonable diligence to collect all payments on the Mortgage Loans as and when they shall become due and payable, exercising the same standard of care and using the same methods that the Mortgage Originator would use in servicing mortgage loans held in its portfolio or, if higher, the standard of care and methods used in the mortgage loan servicing industry for the servicing of loans held by others;

            (b) Remit to the Participant on or before the tenth day of each month, except as Participant may change this due day in any billing schedule or other written notice sent to the Mortgage Originator, (i) the Participant's pro rata share of the amount Of principal collected on each of the outstanding Mortgage Loans during the previous month and (ii) accrued interest on the outstanding Participation Principal Balance for each Participation as set forth in Section I above; provided, however, that if any collections on a Mortgage Loan are due to foreclosure or other liquidation of the Mortgage Loan, then such collections shall be applied in accordance with Section 5 above;

            (c) Cause the related mortgagor to maintain hazard Insurance policies, including but limited to policies of flood insurance if required, covering the mortgaged premises in ail amount at least equal to the outstanding mortgage balance;

            (d) Keep records pertaining to each mortgage note and the collections thereon and permit the Participant to examine these and other records pertaining to each of the Mortgage Loans at such times as the Participant may elect during the Mortgage Originator's business hours; and

            (e) Cause the taxes on the mortgaged premises securing each Mortgage Loan to be examined annually and report any delinquent taxes to the Participant.

    7. Servicing Compensation. The Mortgage Originator shall be entitled to retain, as its sole compensation for servicing the Mortgage Loans Subject to Participations hereunder, all late charges payable and collected under the terms of the Mortgage Loans. The Mortgage Originator shall not be entitled to any additional fees for the performance of its duties as servicer of any Mortgage Loan.

    8. Representations and-Warranties with Respect to Mortgage Loans. The Mortgage Originator represents and warrants to the Participant as to each Mortgage Loan as of the date of the Purchase of the related Participation that:

            (a) proceeds equal to the note amount have been disbursed to or for the account of the mortgagor;

            (b) it holds a mortgage title insurance policy or a valid first lien letter from a title insurance company acceptable to Participant with ail insured closing letter from the underwriter, showing the related mortgage to be a first mortgage lien on the mortgaged premises subject only to such easements, restrictions, title irregularities and similar matters which do not have any adverse effect on the ownership, appraised value or use of the mortgaged premises;

            (c) no more than three (3) days have elapsed between the closing of the Mortgage Loan and the related Participation being presented to Participant for purchase;

            (d) the note and mortgage are genuine instruments binding and enforceable against the mortgagor and Subject to no defenses of any kind or nature;

            (e)  there are no defaults existing under the note or mortgage;

            (f) the mortgage has been duty recorded or has been forwarded to (lie proper governmental office (and is in the proper form and accompanied by appropriate fees) for recording;

            (g) the principal balance remaining unpaid is the amount shown on the Mortgage Loan Schedule attached to the related Participation Certificate;

            (h) it holds a policy of Insurance covering the mortgaged premises insuring against loss or damage by fire and other hazards not less extensive than extended coverage insurance, with an appropriate mortgagee loss payable endorsement in favor of the Mortgage Originator and its assigns as mortgagee;

            (i) at all times each Mortgage Loan and each party was in compliance with all of the applicable provisions of applicable federal and state law and regulations: by way of illustration and not limitation, all Mortgage Loans which are subject to Section 226.32 of Federal Reserve Regulation Z have been accurately identified, accurate disclosures have been provided to the Mortgagor and Participant with respect to Such Mortgage Loans, such Mortgage Loan (to not contain any prohibited terms as specified in Section 226.32(d) and the Mortgage Originator has not engaged in any prohibited acts or practices as specified in specified in Section 226.32(e);

            (j) all information provided to the Participant with respect to each Mortgage Loan is true, complete and accurate and no person or entity involved in the origination or servicing of the Mortgage Loan has made any false representation or has failed to provide information that is true, complete and accurate In connection with such transaction;

            (k) the mortgage Securing the Mortgage Loan is a valid, existing and enforceable first lien on the mortgaged property;

            (l) the Mortgage Originator has no knowledge of any circumstances or condition with respect to the Mortgage Loan or the related mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to become an unacceptable investment or delinquent or to adversely affect the value of any Participation;

            (m) the Mortgage Originator is the sole owner and holder of the Mortgage Loan, the Mortgage Originator has not assigned or pledged the Mortgage Loan to secure any obligation other than the related Participation and the Mortgage Originator has good and marketable title to the Mortgage Loan;

            (n) the Mortgage Loan is subject to a contractual arrangement between the Mortgage Originator and a takeout investor, the arrangement and takeout investor both being acceptable to the Participant In Its sole discretion (Including an agency of the United States government, a self-servicer approved by an agency of the United States government or any other institutional investor) pursuant to which such purchaser agrees to purchase Such Mortgage Loan of, guarantee another party's purchase of the Mortgage Loan (a "Takeout Commitment");

            (o) the Mortgage Loan has been underwritten in accordance with standard underwriting requirements as specified by the Participant or the related takeout investor, whichever are more stringent;

            (p) the Mortgage Loan complies with all requirements set forth in the Participant's seller-servicer guide as amended from time to time; and

            (q) the Mortgage Loan is not Subject to any right of rescission, setoff, recoupment, abatement, counterclaim or defense (including the defense of usury), other than any Such rights provided under applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, flow or hereafter in effect, affecting the enforcement of creditors rights in general and general principles of equity, and none of the Mortgagor or takeout investor has asserted or manifested an Intention to assert any right of rescission, setoff, recoupment, counterclaim or defense, affecting any Mortgage Loan or Takeout Commitment which is related to the Participation. The Mortgage' Originator covenants that it shall notify the Participant if it receives notice that any Mortgagor or takeout investor asserts or manifests any intention to assert any such right.

    9. Further Assurances. The Mortgage Originator agrees to make such further representations an(] warranties with respect to each Mortgage Loan and to take such actions in connection with each Mortgage Loan (Including the reaffirmation of the representations and warranties contained herein) as the Participant may require.

    10. Delivery of Documents. Simultaneously with the purchase of any Participation, or, in file case of a Wet Funding, no later than five (5) days after file closing of the Mortgage Loan, the Mortgage Originator shall deliver to the Participant, or the settlement agent in accordance with
    Section 2(b) hereof), with respect to each Mortgage Loan, the following documents:

            (a) The original, fully executed Mortgage note for such Mortgage Loan, endorsed in blank without recourse, which note Is hereby pledged to file Participant to secure the performance of all of the Mortgage Originator's obligations to the Participant incurred hereunder, The Participant will from time to time, at the request of the Mortgage Originator and in accordance with this Agreement, return to the Mortgage Originator such notes as have been paid by the mortgagor or, as determined by Participant in its sole discretion, are otherwise needed by the Mortgage Originator to facilitate the servicing of the Mortgage Loans.

            (b) The fully executed mortgage with respect to such Mortgage Loan, with evidence of' recording thereon, or, if such document has not been returned by thee applicable recording office, a certified true and complete copy of such document.

            (c) A fully executed assignment of mortgage in recordable form of the individual mortgage which secures the Mortgage Loan. Assignments delivered under this Agreement may be recorded by the Participant at any time in the sole discretion of the Participant.

            (d) A copy of the Takeout Commitment relating to Such Mortgage Loan, the rights under such Takeout Commitment being hereby assigned to the Participant.

            (e) All title Insurance, hazard and/or homeowners insurance, PMI, and other policies (or copies thereof) relating to the Mortgage Loan.

    11. Assignment of Rights. By the sale of each Participation to the Participant, the Mortgage Originator hereby assigns to Participant those instruments and documents set forth in Section 10 above (but, with respect to the Takeout Commitment, only Mortgage Originator's rights therein), and all Mortgage Originator's rights thereunder, and further conveys and transfers to the Participant all right, title and interest ill any property (real or personal) including cash, deeds or titles received ill exchange for all or part of the Mortgage Loan.

    12. Events of Default. The Mortgage Originator shall be lit default upon the occurrence of any one or more of the following events (each, all "Event of Default"):

            (a) The Mortgage Originator shall fail to remit to the Participant any principal or interest on a Participation as Such amounts become due and payable under the terms of this Agreement;

            (b) The Mortgage Originator shall fail to timely repurchase a Participation whose repurchase is required under Section 4 of this Agreement;

            (c) In the case of any Wet Funding, Participant shall not have received the documents set forth in Section 10 within live (5) days after the closing of the Mortgage Loan.

            (d) The Mortgage Originator Shall default in the performance of any other agreement herein contained and such default continues for twenty-one
    (21) days after written notice thereof shall be given the Mortgage Originator by the Participant;

            (e) The Mortgage Originator shall become insolvent or bankrupt, or make all assignment for the benefit of its creditors, or a receiver or trustee is appointed for the Mortgage Originator, or if bankruptcy, reorganization or liquidation proceedings are instituted by or against the Mortgage Originator; or

            (f) Any license or registration reasonably necessary for the conduct of the Mortgage Originator's business shall be revoked, Suspended, or otherwise limited by any state or federal regulatory, administrative, or quasi-governmental agency (including, without limitation, FNMA and FHLMC), or any such state or federal regulatory, administrative, or quasi-governmental agency in any way restricts Mortgage Originator's authority to conduct its business in any state.

    13.  Remedies. Upon the Occurrence of an Event of Default by the Mortgage
    Originator:

            (a) The Participant's commitment to purchase Participations under this Agreement shall cease to be in effect.

            (b) The Participant may, at its option, take record title to each Mortgage Loan, may endorse the notes in its favor, may record the assignments of mortgage and shall have the right to service each of the Mortgage Loans. For such purposes, the Mortgage Originator agrees that upon demand by the Participant, it will turn over to the Participant all of its records pertaining to the Mortgage Loans and all documents pertaining thereto, including, but not limited to, title insurance policies, hazard insurance policies, mortgages, surveys and related papers. In addition, the Mortgage Originator hereby grants full power and authority to the Participant, acting in its name alone, or if its name as attorney-in-fact for the Mortgage Originator, to do and perform any and all of the undertakings of the Mortgage Originator hereunder, and in addition hereto, the power and authority to demand, collect, sue for all monies due or to become due on any of the Mortgage Loans, to foreclose any of the Mortgage Loans by exercise of the power of sale Or by Court action, and to exercise any and all other powers and rights that the Mortgage Originator may now have or hereafter acquire with respect to any of the Mortgage Loans. This power is declared to be coupled with an interest and is irrevocable so long as the Participant shall have any interest in a Participation hereunder.

            (c) The Participant shall be entitled, at the Participant's option, to require the Mortgage Originator to repurchase the Participation Certificate relating to any Participation at an amount equal to the related Participation Principal Balance as of the date of repurchase plus (1) any accrued and unpaid interest on such Participation Principal Balance, (1i) any accrued and unpaid fees owed to the Participant, and (111) any out-of-pocket expenses paid by the Participant for which the Participant is entitled to be reimbursed under the terms of this Agreement.

    14. Operations Training Manual. Participant may provide to Mortgage Originator from time to time an Operations Training Manual (the "Manual") setting forth guidelines and conditions applicable to Mortgage Loans and to the purchase and sale of Participations under this Agreement. Such guidelines and conditions may include, without limitation, reporting and monitoring requirements to be observed by Mortgage Originator and Participant's reservation of rights to audit and verify information pertaining to the purchase and sale of Participations under this Agreement. The Manual Is hereby incorporated into this Agreement. Participant may, in its discretion, amend the Manual from time to time. The amended Manual shall apply to all Mortgage Loans and to all matters relating to the purchase and sale of Participations under this Agreement twenty-one (21) days after Participant sends the amendment to the Mortgage Originator.

    15. Guaranty and Security. The Mortgage Originator's obligations hereunder shall be guarantied and secured in a manner satisfactory to the Participant; provided that any guaranty shall be deemed satisfactory if substantially in the form of Exhibit D.

    16. Servicing by Participant. When the Participant is servicing the Mortgage Loans or exercising the power and authority granted by Section 13 above, it shall be entitled to receive the late charges referred to in
    Section 7 above.

    17. Fees and Expenses. Upon the purchase or repurchase of a Participation, the Mortgage Originator shall pay to the Participant the fees and expenses set forth in the Terms Addendum.

    18. Governing Law THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OFTHE STATE OF MICHIGAN WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

    19. Entire Agreement: Severability. This Agreement shall supersede any existing agreement and shall constitute the entire agreement between the parties relating to the subject matter hereof each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

    20. Notices and Other Communications. Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address listed below, or such other address as may be specified in a notice or change of address hereafter received by the other:


    MORTGAGE ORIGINATOR:
    First Chesapeake Funding Corporation
    8551 W. Sunrise Blvd.
    Plantation, FL  33322
    Attention:  Les Salzman
    Telephone:  954-385-8400
    Facsimile:  9540474-2438

    PARTICIPANT:
    Sterling Bank and Trust, FSB
    OneTowne Square, l7th Floor
    Southfield, Michigan 48076
    Attention:  Robert R. Denton
    Telephone:  248-948-8717
    Facsimile:  248-948-8733

    With copy to:

    Sterling Bank and Trust, FSB
    Office of the General Counsel
    One Towne Square, l7th Floor
    Southfield, Michigan 48076
    Telephone:  248-351-3425
    Facsimile:  248-948-8751

    All notices, demands and requests hereunder may be made orally, to be confirmed promptly In writing, or by other communication as specified in the preceding sentence.

    21. Waiver; Amendment. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall Constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless in writing and duly executed by both of the parties hereto.

    22.  Termination of Agreement; Renewal(s).

            (a) If this Agreement has not otherwise been terminated pursuant to its terms or by all act of the Participant or Mortgage Originator, this Agreement shall terminate 6 months from the date hereof. The Mortgage Originator or Participant may terminate this Agreement by written notice to the other of its intent to do so, which notice shall take effect not sooner than ninety (90) days after such notice is given. If either the Mortgage Originator or the Participant delivers notice of intent to terminate this Agreement, or if the termination date described in (lie first sentence of this Section passes without renewal of this Agreement pursuant to Section 22(b), the Mortgage Originator shall not be entitled to sell Participations after the earlier of the date so described or the termination date specified in such notice. Notwithstanding termination of this Agreement, however, the Mortgage Originator's obligations hereunder shall not be terminated until the Participant has received all amounts due with respect to all Participations.

            (b) This Agreement may be renewed in Participant's discretion for an additional like period of time as set forth in Section 22(a) (A) upon delivery by Mortgage Originator to Participant of (i) a complete copy of 'Mortgage Originator's financial statements, (ii) copies of reports arising from any regulatory audits conducted by any state or federal regulatory, administrative, or quasi-governmental agency (including, without limitation, FNMA and FIILMC), On) proof that the Mortgage Originator has in full force and effect errors and omissions Insurance at a coverage level appropriate in light of the Mortgage Originator's business activity and loss history, and
    (IV) Such other documentation and information as Participant may require; and (B) upon satisfaction of such other conditions as Participant may require.


             IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their authorized officers the day and year first above written.


    First Chesapeake Acquisition Corporation as "Mortgage Originator"

    by:     /s/ Lester W. Salzman
            ---------------------
    its:    President


    Sterling Bank and Trust, FSB as "Participant"

    by:     /s/ Robert R. Denton
            --------------------
    its:     Managing Director, Mortgage Banking Division